                                                                    EXHIBIT 16.1


                    [TERRENCE J. DUNNE, MBA, MST LETTERHEAD]
                          Certified Public Accountant



January 21, 1998


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

I have read the statements made by PAN Environmental Corporation, which I understand will be filed with the Commission pursuant to Part II, Item 8 of Form 10-KSB as part of the company's Form 10-KSB for the fiscal years ended December 31, 1994, 1995, 1996 and 1997, and in the subsequent reports under the Securities and Exchange Act of 1934, as amended. I agree with the statement concerning my firm in the Form 10-KSB.


Sincerely,

/s/  TERRENCE J. DUNNE
--------------------------------
     Terrence J. Dunne
     Certified Public Accountant